Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) pertaining to the Arkansas Best Corporation 2005 Ownership Incentive Plan and to the incorporation by reference therein of our reports dated February 16, 2005, with respect to the consolidated financial statements of Arkansas Best Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, Arkansas Best Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arkansas Best Corporation, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated February 24, 2005, with respect to the financial statement schedule of Arkansas Best Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.
Little Rock, Arkansas
July 27, 2005